Exhibit 3.15

      State of Delaware
     Secretary of State
  Division or Corporations
Delivered 02:29 PM 01/07/2008
  FILED 01:52 PM 01/07/2008
SRV 080016387 - 4485325 FILE

                          CERTIFICATE OF INCORPORATION
                                       OF
                              TYREE HOLDINGS CORP.

                     (Pursuant to Section 101 and 102 of the
                General Corporation Law of the State of Delaware)

     The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the Stale of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation (the "Corporation") is Tyree Holdings Corp,

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 50,000 shares of Preferred Stock, par value $.001 per share ("Series Preference Stock").

     A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Certificate of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

     Part I. Provisions Applicable to All Series of Series Preference Stock

     (a) Shares of Series Preference Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part I and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

          (i) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

          (ii) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (iii) The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

          (iv) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          (v) The voting power, if any, of the Series Preference Stock of such series; and

          (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

     (b) All shares of each series shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

     Part II. Provisions Applicable to Common Stock

     (a) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time 10 time by the Board of Directors.

     (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

          Name                              Address
          ----                              -------
    Mustafa M. Haque, Esq.          c/o Katten Muchin Rosenman LLP
                                    575 Madison Avenue
                                    New York, New York 10022

     SIXTH: The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot.

     EIGHTH: The Corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article TENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision,

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 7th day of January 2008.


                                        /s/ Mustafa N. Hague
                                        ----------------------------------------
                                        Mustafa N. Haque
                                        Sole Incorporator

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